CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Highlights” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of Impax Funds Series Trust I.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 110 to the Registration Statement (Form N-1A, No. 002-38679) of Impax Funds Series Trust I, filed with the Securities and Exchange Commission, and each incorporated by reference into the Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated February 23, 2026, with respect to the financial statements and financial highlights of Impax Large Cap Fund and Impax US Sustainable Economy Fund (two of the funds constituting Impax Funds Series Trust I) included in the Annual Report (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 21, 2026